                                                                    EXHIBIT 10.1

                                FOURTH AMENDMENT
                 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF JUNE 4, 2004

      This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this "Amendment") is among CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the "Borrower"), the Lenders (as defined below), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, and SOCIETE GENERALE, as Documentation Agent, LEHMAN BROTHERS INC., as Arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                             PRELIMINARY STATEMENTS:

      WHEREAS, the Borrower, the lenders party thereto (the "Lenders"), the Administrative Agent, Lehman Brothers Inc., as lead arranger and sole book-running manager, Deutsche Bank Securities Inc. and UBS Warburg LLC, as co-syndication agents, and Societe Generale, as documentation agent, have entered into a Third Amended and Restated Credit Agreement, dated as of May 3, 2002, as amended (together with all Annexes, Exhibits and Schedules thereto, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement); and

      WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to provide for the incurrence under the Credit Agreement of new Tranche D Term Loans, which will refinance, in full, all remaining outstanding Tranche C Term Loans and certain other amendments more specifically described herein;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is amended as follows:

            (a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

                  "Fourth Amendment": the Fourth Amendment to this Agreement, dated as of June 4, 2004.

                  "Fourth Amendment Effective Date": the "Amendment Effective
            Date", as defined in the Fourth Amendment.

                  "Tranche D Term Loan": as defined in Section 2.1.

                  "Tranche D Term Loan Commitment": as to any Tranche D Term
            Loan Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder, in a principal amount not to exceed the amount set forth under the heading "Tranche D Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche D Term Loan Commitments is $270,812,500.

                  "Tranche D Term Loan Lender": each Lender that has a Tranche D
            Term Loan Commitment or which is the holder of a Tranche D Term
            Loan.

                  "Tranche D Term Loan Percentage": as to any Tranche D Term
            Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche D Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche D Term Loans then outstanding.

            (b) The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  ""Applicable Margin": for each Type of Loan, the rate per
            annum set forth under the relevant column heading below:

                                     Base Rate          Eurodollar
                                       Loans              Loans
Revolving Credit Loans and
  Swing Line Loans                     2.50%              3.50%
Tranche A Term Loans                   2.50%              3.50%
Tranche B Term Loans                   2.50%              3.50%
Tranche C Term Loans                   1.75%              2.75%
Tranche D Term Loans                   1.25%              2.25%

            provided, that (i) on and after the first Adjustment Date subsequent to the Restatement Effective Date, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid and (ii) on and after the first Adjustment Date subsequent to the Third Amendment Effective Date, the Applicable Margin with respect to Tranche C Term Loans will be determined pursuant to the Pricing Grid."

            (c) The definition of "Commitment" contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase "the Tranche D Term Loan Commitment," immediately after the phrase "the Tranche C Term Loan Commitment,".

            (d)   The definition of "Consolidated Fixed Charges" contained in
Section 1.1 of the Credit Agreement is hereby amended to replace the term "Tranche C Term Loans" with the term "Tranche D Term Loans".

            (e) The definition of "Facility" contained in Section 1.1 of the Credit Agreement is hereby amended (i) to re-letter clause (d) as clause (e) and
(ii) to insert the following new clause (d): "(d) the Tranche D Term Loan Commitments and the Tranche D Term Loans made thereunder (the "Tranche D Term Loan Facility"),".

            (f) The definition of "Interest Period" contained in Section 1.1 of the Credit Agreement is hereby amended to replace the phrase "or the Tranche C Term Loans" with the following phrase: ", the Tranche C Term Loans or the Tranche D Term Loans".

            (g)   The definition of "Qualified Trust Indebtedness" contained in
Section 1.1 of the Credit Agreement is hereby amended to replace the term " Tranche C Term Loans" with the term "Tranche D Term Loans".

            (h) The definition of "Qualified Trust Preferred Stock" contained in Section 1.1 of the Credit Agreement is hereby amended to replace the term " Tranche C Term Loans" with the term "Tranche D Term Loans".

            (i)   The definition of "Term Loan Facilities" contained in Section
1.1 of the Credit Agreement is hereby amended (i) to replace the word "and" with "," and (ii) to insert "and the Tranche D Term Loan Facility" at the end thereof.

            (j) The definition of "Term Loan Lenders" contained in Section 1.1 of the Credit Agreement is hereby amended (i) to replace the word "and" with "," and (ii) to insert "and the Tranche D Term Loan Lenders" at the end thereof.

            (k) The definition of "Term Loans" contained in Section 1.1 of the Credit Agreement is hereby amended (i) to replace the word "and" with "," and
(ii) to insert "and the Tranche D Term Loans" at the end thereof.

            (l) (i) The first sentence of Section 2.1 of the Credit Agreement is hereby amended to replace the word "and" immediately preceding clause (c) thereof with "," and to insert the following new clause (d) after the end thereof: "and (d) subject to the terms and conditions of the Fourth Amendment, each Tranche D Term Loan Lender severally agrees to make a term loan on the Fourth Amendment Effective Date (a "Tranche D Term Loan") in an amount not to exceed the amount of the Tranche D Term Loan Commitment of such Lender" and (ii) the second sentence of Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "In addition, provided that no Default of Event or Default shall have occurred and be continuing, the Borrower shall be entitled to request an increase in the Tranche D Term Loan Commitments of up to $100,000,000 (reduced by the amount of any increase in the Total Revolving Credit Commitments pursuant to Section 2.4(c) after the Third Amendment Effective Date) in the aggregate at any time on or after the Fourth Amendment Effective Date, with the written consent of the Administrative Agent but without any consent from the Lenders, except the Lenders providing all or part of the increased amount; and this Credit Agreement may be amended by an agreement between the Borrower and the Administrative Agent, without the need for any further approval or consent from the Lenders or the other Agents, to the extent that the Administrative Agent determines to be necessary to effectuate such increase."

            (m) Section 2.2 of the Credit Agreement is hereby amended to insert the following new clause (iv):

            "(iv) The Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Fourth Amendment Effective
            Date) requesting that the Tranche D Term Loan Lenders make the Tranche D Term Loans on the Fourth Amendment Effective Date and specifying the amount to be borrowed. The Tranche D Term Loans made on the Fourth Amendment Effective Date shall initially be Base Rate Loans or Eurodollar Loans with the Interest Period determined in accordance with this Section 2.2(iv). Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche D Term Loan Lender thereof. Not later than 12:00 noon, New York City time, on the Fourth Amendment Effective Date each Tranche D Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche D Term Loan to be made by such Lender (or notify the Administrative Agent to convert an equal aggregate principal amount of Tranche C Term Loans held by such Tranche D Term Loan Lender to Tranche D Term Loans). The Administrative Agent shall make available to the Borrower the aggregate of amounts made available to the Administrative Agent by the Tranche D Term Loan Lenders in like funds. Tranche D Term Loan Commitments in existence on the Fourth Amendment Effective Date and not funded on the Fourth Amendment Effective Date will terminate on such date. To the extent that Tranche C Term Loans are repaid with proceeds of Tranche D Term Loans, such Tranche C Term Loans shall be deemed to have been assigned and transferred to the Tranche D Term Loan Lenders (to be allocated amongst such Lenders at the Administrative Agent's discretion) and thereafter shall be outstanding as Tranche D Term

            Loans held by the Tranche D Term Loan Lenders subject to and in accordance with all terms, conditions and provisions of this Agreement applicable to the Tranche D Term Loans. The Interest Period (and the respective Eurodollar Rate) in effect on the Fourth Amendment Effective Date in respect of the Tranche C Term Loans that are being converted to Tranche D Term Loans on the Fourth Amendment Effective Date (the "Current Interest Period") will continue to be in effect for such Tranche D Term Loans following the Fourth Amendment Effective Date and will end on the last day of the Current Interest Period, and for any Tranche D Term Loans funded on the Fourth Amendment Effective Date the initial Interest Period will end on the last day of the Current Interest Period and the Eurodollar Rate during such initial Interest Period will equal the Eurodollar Rate applicable to the converted Tranche D Term Loans during the Current Interest Period."

            (n) Section 2.3 of the Credit Agreement is hereby amended to insert the following clause (d) at the end thereof:

                  "(d) The Tranche D Term Loan of each Tranche D Term Loan Lender shall mature in 14 consecutive quarterly installments, commencing on December 31, 2004, each of which shall be in an amount equal to such Lender's Tranche D Term Loan Percentage multiplied by the amount set forth below opposite such installment (which amount shall be reduced as the result of the application of prepayments in accordance with Section 2.18):

Installment                                  Principal Amount
-----------                                  ----------------
December 31, 2004                            $677,031
March 31, 2005                               $677,031
June 30, 2005                                $677,031
September 30, 2005                           $677,031
December 31, 2005                            $677,031
March 31, 2006                               $677,031
June 30, 2006                                $677,031
September 30, 2006                           $677,031
December 31, 2006                            $677,031
March 31, 2007                               $677,031
June 30, 2007                                $66,010,547
September 30, 2007                           $66,010,547
December 31, 2007                            $66,010,548
March 31, 2008                               $66,010,548

            (o) Section 2.4(c) of the Credit Agreement is hereby amended to replace (i) the phrase "Tranche C Term Loan Commitments" with the phrase "Tranche D Term Loan Commitments and (ii) the phrase "Third Amendment Effective Date" with the phrase "Fourth Amendment Effective Date".

            (p) Section 2.18 of the Credit Agreement is hereby amended (i) to insert the phrase "Tranche D Term Loan Percentages," in clause (a) immediately after the phrase "Tranche C Term Loan Percentages," and (ii) to insert the following proviso immediately at the end of the third sentence of clause (b): " and, provided further that, each payment (including each prepayment) of the Tranche D Term Loans shall be applied to the installments of such Tranche D Term Loans, first, in direct order of maturity for the four quarterly installments due immediately after the date of such payment and, second, with respect to any remainder, to the remaining installments thereof in inverse order of maturity".

            (q) Section 4.16 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof: "The proceeds of the Tranche D Term Loans to be drawn on the Fourth Amendment Effective Date shall be used to repay in full on the Fourth Amendment Effective Date the Tranche C Term Loans."

            (r) Section 6.10 of the Credit Agreement is hereby amended to replace each occurrence of the term "Tranche C Term Loans" with the term "Term Loans".

            (s) Section 7.7 of the Credit Agreement is hereby amended to replace the clause "the sum of (x) $100,000,000 and" with the following text:
"the sum of (x) $125,000,000, with respect to fiscal year 2004, and $175,000,000, with respect to fiscal year 2005 and each fiscal year thereafter, and".

            (t) Exhibit G-1 to the Credit Agreement is hereby amended to insert "[D]" after "[A] [B] [C]" throughout such Exhibit.

2.    CONDITIONS TO EFFECTIVENESS.

      The effectiveness of the amendments contained in Section 1 of this Amendment are conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the "Amendment Effective Date"):

            (a) the Administrative Agent shall have received signed written authorization from the requisite Lenders to execute this Amendment, and shall have received counterparts of this Amendment signed by the Borrower and the Agents, and counterparts of the consent of the Guarantors attached hereto as Annex 1 (the "Consent") executed by each of the Subsidiary Guarantors;

            (b) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date;

            (c) the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) for which invoices have been presented on or before the Amendment Effective Date;

            (d) the Administrative Agent shall have received the executed legal opinions of each of Bass, Berry & Sims PLC, Miles & Stockbridge and Kaye Scholer LLP, counsel to the Borrower and its Subsidiaries, regarding customary matters (including, without limitation, the enforceability of this Amendment and the Credit Agreement, as amended, against all parties thereto, and no conflict with law or material agreements);

            (e) the Administrative Agent shall have received (i) commitments from banks and other financial institutions with respect to the Tranche D Term Loans in an aggregate principal amount equal to $270,812,500 and (ii) as applicable (x) a fully executed Lender Addendum with respect to each such bank or other financial institution committing to fund such Tranche D Term Loans (and pursuant to which on the Fourth Amendment Effective Date such bank or other financial institution shall become a Tranche D Term Loan Lender, for all purposes under the Credit Agreement) or (y) a fully executed Conversion Notice in the form attached hereto as Annex 2 with respect to each Tranche C Term Lender electing to convert its Tranche C Term Loans (and pursuant to which on the Fourth Amendment Effective Date the outstanding principal amount of Tranche C Term Loans held by such Lender shall convert into Tranche D Term Loans);

            (f) the Administrative Agent shall be satisfied that, simultaneously with the borrowing of the Tranche D Term Loans on the Amendment Effective Date, the Tranche C Term Loans will be repaid in full by the Borrower; and

            (g) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

3.    REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

            (a) Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as modified hereby). Each of the Subsidiary Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance (i) by the Borrower of this Amendment and the Credit Agreement (as modified hereby) and the transactions contemplated hereby and thereby and (ii) by the Subsidiary Guarantors of the Consent, in each case, have been duly approved by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person are necessary to consummate such transactions.

            (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower. The Consent has been duly executed and delivered by each of the Subsidiary Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as modified hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent's Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the

Credit Agreement as provided therein (assuming the due authorization, execution and delivery of this Amendment (or the accompanying consent) by each Lender party or consenting hereto).

            (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

            (d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as modified hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect, (c) (i) violate, contravene or conflict with the contractual provisions of, or cause an event of default under, any Loan Document or (ii) violate, contravene or conflict with the contractual provisions of, or cause an event of default under any other loan agreement, indenture, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.

            (e) No Default. Both before and after giving effect to this Amendment and the transactions contemplated hereby, no event has occurred and is continuing that constitutes a Default or Event of Default.

4.    REFERENCE TO AND EFFECT ON CREDIT AGREEMENT.

            (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.

            (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

5.    COUNTERPARTS.

      This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6.    SEVERABILITY.

      Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.    GOVERNING LAW.

      This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                 CORRECTIONS CORPORATION OF AMERICA,
                                 as Borrower

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 LEHMAN COMMERCIAL PAPER INC.,
                                 as Administrative Agent

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 LEHMAN BROTHERS INC.,
                                 as Arranger

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                       [signatures continued on next page]

                                 DEUTSCHE BANK SECURITIES INC., as
                                 Syndication Agent

                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

                                 SOCIETE GENERALE, as
                                 Documentation Agent

                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

                                                                         Annex 1

                              CONSENT OF GUARANTORS

Each of the undersigned is a Subsidiary Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Subsidiary Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Guaranty and Security Agreement and each other Loan Document executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the [___] day of June, 2004.


                             CCA OF TENNESSEE, INC.
                             PRISON REALTY MANAGEMENT, INC.
                             TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, INC. CCA INTERNATIONAL, INC.
                             CCA PROPERTIES OF AMERICA, LLC
                             CCA PROPERTIES OF ARIZONA, LLC
                             CCA PROPERTIES OF TENNESSEE, LLC

                             By
                                ---------------------------------------
                             Name: John D. Ferguson
                             Title: Chief Executive Officer

                             CCA PROPERTIES OF TEXAS, L.P.

                             By
                                --------------------------------------------
                             Name: John D. Ferguson
                             Title: Chief Executive Officer, CCA Properties of
                                    America, LLC, as General Partner

                       [signatures continued on next page]

                             TRANSCOR AMERICA LLC

                             By
                               ---------------------------------------
                             Name: Todd J. Mullenger
                             Title: Vice President, Treasurer

                             RONALD LEE SUTTLES TRI-COUNTY EXTRADITION, INC.

                             By
                               ---------------------------------------
                             Name: Todd J. Mullenger
                             Title:   Vice President, Treasurer

                                                                         Annex 2

                                CONVERSION NOTICE

         Reference is made to (a) Credit Agreement dated as of May 3, 2002 (as amended from time to time prior to the date hereof, the "Credit Agreement"), among Corrections Corporation of America, a Maryland corporation (the "Borrower"), the banks and other financial institutions and entities from time to time party thereto (the "Lenders") and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and (b) the proposed Fourth Amendment to the Credit Agreement (the "Fourth Amendment"). Capitalized terms used but not otherwise defined herein are used with the meanings attributed thereto in the Credit Agreement.

         The undersigned Lender hereby irrevocably and unconditionally elects to convert $[______________] of the outstanding principal amount of the Tranche C Term Loan held by such Lender into a Tranche D Term Loan (as defined in the Fourth Amendment) in a principal amount equal to the amount of the Tranche C Term Loan converted hereby, effective only if, and only as and when the Fourth Amendment becomes effective in accordance with its terms.

         This Conversion Notice shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

         This Conversion Notice may be executed by the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have caused the Conversion Notice to be duly executed and delivered by their proper and duly authorized officers as of this [__] day of June, 2004.

                                 ---------------------------------------------

                                 By:
                                     -----------------------------------------
                                     Name:
                                     Title: